UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2022 (March 27, 2022)

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39897	85-2838301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 South 500 West Salt Lake City, Utah	84101
(Address of principal executive offices)	(Zip Code)

(888) 927-7296

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRC	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Common Stock at an exercise price of $11.50 per share	STRCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On March 27, 2022, Sarcos Technology and Robotics Corporation (“Sarcos” or the “Company”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Spiral Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Sarcos (“Merger Sub I”), and Spiral Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Sarcos (“Merger Sub II”), RE2, Inc., a Pennsylvania corporation (“RE2”), and Draper Triangle Ventures III, LP, a Delaware limited partnership, solely in its capacity as the agent for and on behalf of the shareholders of RE2 under the Merger Agreement (the “Representative”).  The Merger Agreement provides that, subject to the terms and conditions set forth in the agreement, Merger Sub I will merge with and into RE2 (the “First Merger”), with RE2 surviving the First Merger and becoming a wholly owned subsidiary of Sarcos (the “Surviving Corporation”).  As part of the same overall transaction (the “Acquisition”), the Surviving Corporation will then merge with and into Merger Sub II (the “Second Merger”), subject to the terms and conditions of the Merger Agreement, with Merger Sub II surviving the Second Merger and becoming a wholly owned subsidiary of Sarcos.

Under the terms and conditions of the Merger Agreement, the aggregate consideration to be paid to RE2 securityholders upon completion of the Acquisition will be approximately $100.0 million, subject to customary purchase price adjustments for cash, net working capital and indebtedness. The consideration for the Acquisition will be comprised of approximately $30.0 million in cash, which Sarcos expects to fund with cash on hand, and approximately $70.0 million in shares of Sarcos common stock (the “Consideration Shares”).  The number of shares of Sarcos common stock to be issued in the Acquisition will be based on the volume weighted-average price per share over a 10-day trading period ending on the third business day prior to the closing of the Acquisition and is subject to a collar, with a floor of $5.00 per share and a ceiling of $9.00 per share.

The Acquisition, which is subject to certain customary and other closing conditions, is expected to close during the second quarter of 2022. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, RE2 or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date hereof, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Support Agreements and Joinder Agreements

Contemporaneously with the execution of the Merger Agreement, certain RE2 shareholders who hold approximately 98.6% of the voting power of the capital stock of RE2 executed a written consent adopting the Merger Agreement.  In addition, the Company and certain RE2 shareholders entered into Support Agreements, pursuant to which, among other things, such holders agreed to adopt the Merger Agreement and granted a proxy to vote their respective shares of capital stock in RE2 to officers of the Company, and the Company and certain RE2 shareholders entered into Joinder Agreements pursuant to which, among other things, such shareholders agreed to be bound by the terms and conditions of the Merger Agreement and related agreements.

The foregoing descriptions of the Support Agreement and Joinder Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions thereof, forms of which are filed herewith as Exhibits A and B to the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference.

Registration Rights Agreement

Concurrently with the execution of the Merger Agreement, the Company and certain RE2 shareholders entered into a Registration Rights Agreement pursuant to which, among other things, the Company agreed to file and maintain an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and to undertake certain other related obligations until December 31, 2022.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, a form of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Lock-up Agreement

Concurrently with the execution of the Merger Agreement, the Company and Jorgen Pederson, President and Chief Executive Officer of RE2, entered into a Lock-up Agreement, pursuant to which, among other things, Mr. Pederson agreed to the following transfer restrictions following closing of the Acquisition:

•

with respect to twenty percent (20%) of such shareholder’s Consideration Shares, such shares may be transferred on the trading day following the date on which the registration statement on Form S-1 for the resale of Consideration Shares is declared effective by the Securities and Exchange Commission; and

•

with respect to the remaining eighty percent (80%) of such shareholder’s Consideration Shares, such shares may be Transferred beginning upon the earlier to occur of (x) such time as the Company or any of its subsidiaries have delivered to one or more customers at least twenty (20) Guardian® XO® and/or Guardian® XT and/or Sapien® commercial units (but in no event prior to the close of business on September 24, 2022) and (y) the close of business on September 24, 2023.

RE2 securityholders who are employees will be subject to the same transfer restrictions following the closing of the Acquisition. The foregoing description of the Lock-up Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, a form of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Key Employee Agreements

Concurrently with the execution of the Merger Agreement, the Company and Mr. Pederson entered into an employment agreement, which describes the terms and conditions of Mr. Pederson’s employment as Chief Operating Officer of the Company following closing of the Acquisition, and a noncompetition and nonsolicitation agreement, pursuant to which Mr. Pederson would be subject to certain restrictive covenants, each to be effective upon the closing of the Acquisition.

The foregoing descriptions of the employment agreement and a noncompetition and nonsolicitation agreement do not purport to be complete and are qualified in their entirety by the terms and conditions thereof, forms of which are filed herewith as Exhibits E and F to the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1

Merger Agreement, dated March 27, 2022, by and among Sarcos Technology and Robotics Corporation, Spiral Merger Sub I, Inc., Spiral Merger Sub II, LLC, RE2, Inc. and Draper Triangle Ventures III, LP, solely in its capacity as the agent for and on behalf of the shareholders of RE2 under the Merger Agreement

4.1

Registration Rights Agreement, dated March 27, 2022, by and among Sarcos Technology and Robotics Corporation and Draper Triangle Ventures III, LP, in its capacity as the agent for and on behalf of the shareholders of RE under the Merger Agreement

10.1	Form of Lock-up Agreement with RE2 employee securityholders
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2022

Sarcos Technology and Robotics Corporation

By:	/s/ Steven Hansen
Name:	Steven Hansen
Title:	Chief Financial Officer